Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports First Quarter Fiscal 2019 Financial Results
Dallas, Texas. (November 20, 2018) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended October 31, 2018.
For the three months ended October 31, 2018, revenue, gross profit, and net income were $461.4 million, $195.9 million, and $114.1 million, respectively. These represent an increase in revenue of $42.2 million, or 10.1%; an increase in gross profit of $32.7 million, or 20.0%; and an increase in net income of $36.6 million, or 47.2%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $0.47 compared to $0.32 last year, an increase of 46.9%.
The operating results for the three months ended October 31, 2017 were adversely affected by abnormal costs of $35.8 million, incurred as a result of Hurricane Harvey. These costs included temporary storage facilities; premiums for subhaulers; labor costs incurred from overtime; travel and lodging due to the reassignment of employees to the affected region; and equipment lease expenses to handle the increased volume, as well as cost of vehicle sales. These costs, net of the associated revenues of $18.6 million, generated pre-tax loss for the three months ended October 31, 2017 of $17.2 million.
Excluding the impact of disposals of non-operating assets, foreign currency-related gains and losses, and certain income tax benefits related to accounting for stock option exercises, non-GAAP fully diluted earnings per share for the three months ended October 31, 2018 and 2017, were $0.47 and $0.33, respectively. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Wednesday, November 21, 2018, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at http://stream.conferenceamerica.com/copart112118. A replay of the call will be available through January 20, 2019 by calling (877) 919-4059. Use confirmation code # 37753341.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some cases, to end users. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers and also sells vehicles sourced from individual owners. With operations at over 200 locations in 11 countries, Copart has more than 125,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (avk.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of disposals of non-operating assets, foreign currency-related gains and losses, and certain income tax benefits related to accounting for stock option exercises. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of disposals of non-operating assets, foreign currency-related gains and losses, and certain income tax benefits related to accounting for stock option exercises.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Hunter, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.hunter@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2018	2017
Service revenues and vehicle sales:
Service revenues	$394,806	$374,125
Vehicle sales	66,562	45,043
Total service revenues and vehicle sales	461,368	419,168
Operating expenses:
Yard operations	189,477	206,219
Cost of vehicle sales	57,756	38,297
Yard depreciation and amortization	17,185	10,536
Yard stock-based payment compensation	1,032	852
Gross profit	195,918	163,264
General and administrative	34,805	29,502
General and administrative depreciation and amortization	4,684	5,366
General and administrative stock-based payment compensation	4,989	4,454
Total operating expenses	309,928	295,226
Operating income	151,440	123,942
Other (expense) income:
Interest expense, net	(3,691)	(5,398)
Other income (expense), net	1,037	(4,416)
Total other expenses	(2,654)	(9,814)
Income before income taxes	148,786	114,128
Income tax expense	34,703	36,568
Net income	114,083	77,560
Net income attributable to noncontrolling interest	—	45
Net income attributable to Copart, Inc.	$114,083	$77,515

Basic net income per common share	$0.49	$0.34
Weighted average common shares outstanding	233,888	230,694

Diluted net income per common share	$0.47	$0.32
Diluted weighted average common shares outstanding	244,826	238,791

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31, 2018	July 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$320,309	$274,520
Accounts receivable, net	336,004	351,601
Vehicle pooling costs and inventories	90,332	51,018
Income taxes receivable	24	15,312
Prepaid expenses and other assets	16,553	16,665
Total current assets	763,222	709,116
Property and equipment, net	1,188,088	1,163,425
Intangibles, net	62,897	64,892
Goodwill	335,120	337,235
Deferred income taxes	468	470
Other assets	31,993	32,560
Total assets	$2,381,788	$2,307,698

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$235,982	$270,944
Deferred revenue	4,934	4,488
Income taxes payable	12,893	673
Current portion of revolving loan facility and capital lease obligations	999	1,151
Total current liabilities	254,808	277,256
Deferred income taxes	23,815	19,733
Income taxes payable	29,254	27,277
Long-term debt, revolving loan facility and capital lease obligations, net of discount	398,642	398,747
Other liabilities	3,509	3,586
Total liabilities	710,028	726,599
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	23	23
Additional paid-in capital	534,108	526,858
Accumulated other comprehensive loss	(115,646)	(107,928)
Retained earnings	1,253,275	1,162,146
Total stockholders' equity	1,671,760	1,581,099
Total liabilities and stockholders' equity	$2,381,788	$2,307,698

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2018	2017
Cash flows from operating activities:
Net income	$114,083	$77,560
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	21,978	16,012
Allowance for doubtful accounts	128	547
Equity in losses of unconsolidated affiliates	(184)	(109)
Stock-based payment compensation	6,021	5,306
(Gain) loss on sale of property and equipment	(102)	4,460
Deferred income taxes	(888)	2,759
Changes in operating assets and liabilities:
Accounts receivable	(29,270)	(55,904)
Vehicle pooling costs and inventories	(13,581)	(6,532)
Prepaid expenses and other current assets	(73)	(62)
Other assets	687	(2,420)
Accounts payable and accrued liabilities	(20,611)	22,213
Deferred revenue	467	166
Income taxes receivable	15,286	6,272
Income taxes payable	14,177	23,460
Other liabilities	(435)	(368)
Net cash provided by operating activities	107,683	93,360

Cash flows from investing activities:
Purchases of property and equipment	(62,336)	(41,361)
Proceeds from sale of property and equipment	810	2,019
Net cash used in investing activities	(61,526)	(39,342)

Cash flows from financing activities:
Proceeds from the exercise of stock options	1,229	9,253
Payments for employee stock-based tax withholdings	(2)	(3)
Net repayments on revolving loan facility	—	(49,000)
Net cash provided by (used in) financing activities	1,227	(39,750)
Effect of foreign currency translation	(1,595)	(122)
Net increase in cash and cash equivalents	45,789	14,146
Cash and cash equivalents at beginning of period	274,520	210,100
Cash and cash equivalents at end of period	$320,309	$224,246
Supplemental disclosure of cash flow information:
Interest paid	$4,525	$5,496
Income taxes paid, net of refunds	$6,053	$4,167

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2018	2017
GAAP net income attributable to Copart, Inc.	$114,083	$77,515
Effect of disposal of non-operating assets, net of tax	—	2,994
Effect of foreign currency-related (gains) losses, net of tax	(345)	308
Effect of recognizing tax benefit on exercise of employee stock options	(175)	(3,767)
Non-GAAP net income attributable to Copart, Inc.	$113,563	$77,050

GAAP diluted net income per common share	$0.47	$0.32
Non-GAAP diluted net income per common share	$0.47	$0.33

GAAP diluted weighted average common shares outstanding	244,826	238,791
Effect on common equivalent shares from ASU 2016-09	(2,441)	(2,014)
Non-GAAP diluted weighted average common shares outstanding	242,385	236,777

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000